UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8929 (Commission File Number)	94-1369354 (IRS Employer Identification No.)

One Liberty Plaza, 7th Floor New York, New York (Address of Principal Executive Offices)	10006 (Zip Code)

(212) 297-0200

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2019, Lauralee E. Martin informed the Board of Directors (the “Board”) of ABM Industries Incorporated (the “Company”) of her decision to not stand for re-election to the Board at the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and to retire from the Board effective as of the 2019 Annual Meeting. There are no disagreements between Ms. Martin and the Company related to the Company’s operations, policies or practices to be reported in connection with Ms. Martin’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM Industries Incorporated

By:	/s/ Andrea R. Newborn
	Name:	Andrea R. Newborn
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: January 8, 2019